UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 15, 2012

K-V PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-9601	43-0618919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2280 Schuetz Road		63146
St. Louis, MO		(Zip Code)
(Address of principal executive offices)

(314) 645-6600
(Registrant's telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01	Other Events.

As previously reported in its Current Report on Form 8-K filed August 6, 2012, K-V Pharmaceutical Company (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York.

On August 15, 2012, the Board of Directors of the Company (the “Board”) determined to postpone the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).  In accordance with the Company’s By-Laws, as amended (the “By-Laws”), the 2012 Annual Meeting was originally scheduled for September 13, 2012.  The Board determined to postpone the 2012 Annual Meeting due to the pendency of the Debtors’ recent filing of the Chapter 11 Cases and the delisting of the Company’s Class A Common Stock and Class B Common Stock by the New York Stock Exchange.

Because of the postponement of the 2012 Annual Meeting, the due dates for the provision of any qualified stockholder proposal under the rules of the Securities and Exchange Commission (the “SEC”) (March 28, 2013) or qualified stockholder nominations or other proposals under the By-Laws (June 11, 2013) described in the Company’s 2012 Definitive Proxy Statement will no longer be applicable.  In the event the Board determines it advisable to hold the 2012 Annual Meeting, the Company will notify stockholders of the new meeting date and the due date by which any qualified stockholder proposals or stockholder nominations should be submitted.  Any such notice will be provided in accordance with state law, the Company’s By-Laws and the requirements of the SEC.

The Registrant will post this Form 8-K on its Internet website at www.kvph.com.  References to the Registrant’s website address are included in this Form 8-K only as inactive textual references and the Registrant does not intend them to be active links to its website.  Information contained on the Registrant’s website does not constitute part of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2012

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
VP, General Counsel and Secretary